10.17(b)
SECOND AMENDMENT
TO HOTEL LEASE
The Second Amendment to the Hotel lease (Second Amendment) is entered into effective November 22, 2006 by and between CP Laughlin Realty, LLC, a Delaware limited liability company, as lessor (“Lessor”), and Columbia Properties Laughlin, LLC, a Nevada limited liability company, as Lessee (“Lessee”).
WHEREAS, the Lessor and Lessee entered into a Hotel Lease dated August 12, 2003 (the “Lease”), and amended August 14, 2003 (First Amendment), and
WHEREAS, the Lessor and Lessee hereto desire to provide for terms in which the lease term can be extended in accordance with the terms of this First Addendum,
NOW, THEREFORE, for and in consideration of the mutual promises, agreements, covenants, representations and warranties of the Lessor and Lessee contained herein and in the Lease, the receipt and sufficiency of which are herby acknowledged, the Lessor and Lessee agree that the Lease Term is hereby amended as follows:
1.	The parties hereby extend the term of the Lease until September 30, 2018. The Base Rent for the extended Lease term will be the Base Rent for the 25th though the 60th month of $425,000 as stated in Section 3.1 of the Lease
IN WITNESS WHEROF, the Lessor and Lessee have caused this First Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

Lessee:			Lessor:

Columbia Properties Laughlin, LLC A Nevada limited liability company			CP Laughlin Realty, LLC a Delaware limited liability company

By:	/s/ WILLIAM J. YUNG		By:	/s/ THEODORE R. MITCHEL

	Its:	President		Its:	THEODORE R. MICHEL
SECRETARY TREASURER